Exhibit 99.1

PAB Bankshares, Inc. Announces Second Quarter 2009 Financial Results and Agreement With Federal Reserve Bank of Atlanta and Georgia Department of Banking and Finance

VALDOSTA, Ga., July 20, 2009 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the parent company for The Park Avenue Bank, announced its consolidated financial results for the three months ended June 30, 2009. The Company reported net income of $342,000, or $0.04 per diluted share, for the second quarter of 2009, compared to a net loss of $295,000, or ($0.03) per diluted share, for the first quarter of 2009 and net income of $1.5 million, or $0.15 per diluted share, for the second quarter of 2008. "We are pleased to report positive earnings after three consecutive quarters of net losses and an improvement in our capital ratios despite the challenges facing our institution, the banking industry and the economy in general," stated Company President and CEO Jay Torbert. "We allocated significant resources to identify and address our problem assets, and we made substantial progress in that area. We understand that it will take time to resolve many of these problem assets, and we will have more loan losses as nonperforming loans transition to our portfolio of other real estate owned in the coming quarters." added Torbert.

During the second quarter of 2009, numerous transactions, or events, occurred that had an impact (both positively and negatively) on the Company's results of operations. The highlights of these items are as follows:

 -- $600,000 accrual for the special FDIC assessment announced in May
    2009;
 -- $303,000 in quarterly FDIC premiums, compared to $28,000 in the second quarter of 2008;
 -- $686,000 in legal, collections, taxes, insurance and other carrying charges related to nonperforming assets, compared to
    $81,000 during the same period in 2008;
 -- $394,000 loss on sales and write-downs of other assets, compared to a $42,000 loss during the second quarter of 2008;
 -- $185,000 in severance payments related to April 2009 staffing reductions;
 -- $1.05 million decrease in net interest income due to interest lost on nonperforming loans;
 -- $261,000 loss on write-down of investment in Silverton Bank stock;
 -- $387,000 gain on hedging activities; and
 -- $1.02 million realized gain on sale of investment securities.

Effective July 14, 2009, the Company, the Bank, the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance have agreed to enter into a written agreement to maintain the financial soundness of the Company. Under the agreement, the Company will submit written plans and programs to address certain areas of improvement identified in an examination of the Bank in January 2009. The board of directors and management of the Company have already commenced the implementation of various plans for improving the capital, liquidity, earnings and asset quality of the Company and expect to fully comply with all provisions of this written agreement within the timelines requested. All assets classified as "loss" in the examination report were either charged-off or collected prior to June 30, 2009. "Given the environment that we are in, we remain confident in the ability of our management and board of directors to adequately address these areas of improvement. The provisions in this written agreement will have no material impact on our daily operations or the customers of the Bank," stated Torbert.

For the second quarter of 2009, the Company's net interest margin improved to 2.65%, a 31 basis point increase compared to 2.34% in the first quarter of 2009, but a 55 basis point decrease compared to 3.20% in the second quarter of 2008. The reduction of interest income due to the nonperforming assets negatively impacted the net interest margin by 34 basis points during the second quarter of 2009, compared to a 32 basis point impact in the first quarter of 2009 and a 28 basis point impact in the second quarter of 2008. In addition, because of economic conditions and the illiquidity in its loan portfolio, the Company is carrying approximately $80 million in excess liquidity at a negative net spread that adversely impacted the net interest margin by 19 basis points during the second quarter of 2009. The Company's average yield on earning assets (excluding nonperforming loans) for the second quarter of 2009 was 5.64%, a 16 basis point increase compared to the first quarter of 2009, but an 83 basis point decline compared to the same period last year. The Company's average rate paid for interest-bearing deposits and other borrowings was 2.95% for the quarter, a 19 basis point decline compared to the first quarter of 2009 and a 48 basis point decrease compared to the second quarter of 2008.

At June 30, 2009, the Company reported total assets of $1.28 billion, which represents a $70.1 million, or 5.2%, decrease compared to the $1.35 billion in total assets reported at March 31, 2009. During the quarter, total loans outstanding decreased $20.6 million, or 2.2%, to $919.7 million, and total deposits decreased $68.9 million, or 6.2%, to $1.04 billion. The decrease in deposits was the result of a $26.1 million decrease in brokered deposits, an $18.5 million decrease in retail time deposits placed in the CDARs program and a $16.9 million decrease in other time deposits. The Bank continues to maintain its "Well Capitalized" status based on the regulatory definitions for capital adequacy. At June 30, 2009, the Bank's Total Risk-Based Capital Ratio was 10.9%, an increase compared to 10.5% at March 31, 2009. Additional information regarding the Company's financial results is provided in the tables accompanying this press release.

Asset Quality

A summary of pertinent asset quality ratios for the Company as of June 30, 2009 is as follows.

 -- Total nonperforming assets equaled $107.9 million, or 8.45% of total assets, a $13.5 million increase during the quarter.
    Nonperforming assets consisted of $70.2 million in nonaccrual loans, $37.4 million in foreclosed real estate and other
    repossessed assets, $84,000 in loans classified as troubled-debt restructurings and $190,000 in loans past due 90 days or more and still accruing interest.
 -- The Bank's "Texas Ratio", which is a popular comparison of an institution's nonperforming assets to its tangible equity plus allowance for loan losses, was 96%.
 -- For the second quarter of 2009, the Company charged off $2.8 million in loans and recovered $91,000 in loans previously charged-
    off for an annualized net charge-off ratio of 1.16% of average loans.
 -- The allowance for loan losses represented approximately 2.14% of total loans and 27.97% of total nonperforming loans.
 -- Loan loss provision expense was $2.00 million in the second quarter of 2009, compared to $1.75 million for the first quarter of 2009 and $1.05 million for the second quarter of 2008.
 -- The nonperforming loans consisted of:

 ---------------------------------------------------------------------
                     Net Carrying                         Average
      Category         Value *        Collateral         Carrying
                                       Description      Value/ Unit
 ---------------------------------------------------------------------
                                                         $14,500 per
                                        11 parcels     residential acre
                                      of undeveloped
 Construction and                     land totaling     $127,000 per
 Description        $11.1 million       491 acres      commercial acre
 ---------------------------------------------------------------------
 Construction and                    258 residential       $32,700
 Development        $8.4 million           lots            per lot
 ---------------------------------------------------------------------
 1-4 Family                                               $82,000
 Residential        $6.2 million        75 houses        per house
 ---------------------------------------------------------------------
 Commercial                           16 commercial    $1.59 million
 Real Estate        $25.4 million      properties       per property
 ---------------------------------------------------------------------
                                       2 parcels of
                                        farm land
                                       totaling 291        $5,300
 Agriculture        $1.5 million        acres             per acre
 ---------------------------------------------------------------------
 Commercial and                       Non-real estate   $1.45 million
 Industrial         $2.9 million       collateral         per loan
 ---------------------------------------------------------------------
 Multi-Family                        9 condominium        $897,000
 Residential        $8.1 million         units            per unit
 ---------------------------------------------------------------------
                                     Non-real estate     $6,500 per
 Consumer             $72,000          collateral           loan
 ---------------------------------------------------------------------
 Total             $63.7 million
 ---------------------------------------------------------------------

 * The term "net carrying value" represents the book value of the loan less any allocated allowance for loan losses.

 -- Foreclosed properties included:
 --------------------------------------------------------------------
   Category         Book Value     Description    Average Value/ Unit
 --------------------------------------------------------------------
                                 9 parcels of         $8,700 per
 Construction and                 undeveloped      residential acre
  Development      $6.6 million  land totaling        $66,300 per
                                  670 acres         commercial acre
 --------------------------------------------------------------------
 Construction and                 568 residential
  Development      $13.1 million     lots           $23,000 per lot
 --------------------------------------------------------------------
 1-4 Family
  Residential      $12.0 million   67 houses       $180,000 per house
 --------------------------------------------------------------------
 Commercial Real                   21 commercial      $271,000 per
  Estate           $5.7 million     properties          property
 --------------------------------------------------------------------
      Total        $37.4 million
 --------------------------------------------------------------------

 -- The Company had loans to four real estate developers for various residential and commercial construction and development projects in Georgia and Florida which represent $39.9 million, or 37%, of total nonperforming assets, of which $29.7 million were in nonperforming loans and $10.2 million were in other real estate owned at quarter end.  A total of $6.3 million has been charged-
    off on these relationships and an additional $782,000 in specific reserves has been established on the remaining balance in
    nonperforming loans.
 -- Approximately $23.7 million, or 33.6% of total nonperforming loans, were in various stages of bankruptcy at quarter end, which has limited the Company's ability to resolve those problem assets to date.
 -- Approximately 65% of nonperforming loans were construction and development loans, and these loans represented approximately 16%
    of the Company's total portfolio of construction and development loans.
 -- The Company reported total loans past due 30-89 days of $23.9 million, or 2.62% of total loans, a $10.2 million increase during the quarter.  These loans are not included in nonperforming assets at quarter end.  Approximately 35% of the loans past due 30-89 days were construction and development loans.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 10:00 AM Eastern on Tuesday, July 21, 2009. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=127032. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442 or (international) +1 412-858-4600.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-344-7529 or (International) +1 412-317-0088. The following replay passcodes will be required for playback access: 432128.

About PAB

The Company is a $1.28 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates through 18 branch offices and two loan production offices in 13 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our outlook on asset quality, profitability, our capital position, our plans regarding our nonperforming assets, the interest rate environment and economic conditions in general, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "believe", "anticipate", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; (4) continued weakness in the real estate market has adversely affected us and may continue to adversely affect us; (5) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (7) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (8) adverse changes may continue to occur in the bond and equity markets; (9) our ability to raise capital to protect against further deterioration in our loan portfolio may be limited due to unfavorable conditions in the equity markets; (10) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (11) restrictions or conditions imposed by our regulators on our operations, including the terms of the Written Agreement, may make it more difficult for us to achieve our goals; (12) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (13) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES,
  INC.                              Period Ended
               -------------------------------------------------------
 SELECTED
  QUARTERLY
  FINANCIAL
  DATA          06/30/09   03/31/09   12/31/08   09/30/08   06/30/08
 ---------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)
 Summary of
  Operations:
 Interest
  income       $   16,090 $   16,151 $   16,814 $   17,680 $   17,460
 Interest
  expense           8,104      8,959      9,476      8,460      8,598
 ---------------------------------------------------------------------
   Net interest
    income          7,986      7,192      7,338      9,220      8,862
 ---------------------------------------------------------------------
 Provision for
  loan losses       2,000      1,750      8,500      7,300      1,050
 Other income       2,487      2,106        107      1,081      1,572
 Other expense      8,102      8,126      8,053      7,510      7,191
 ---------------------------------------------------------------------
   Income
    before in-
    come tax
    expense           371       (578)    (9,108)    (4,509)     2,193
 Income tax
  expense              29       (283)    (3,297)    (1,649)       730
 ---------------------------------------------------------------------
   Net income  $      342 $     (295)$   (5,811)$   (2,860)$    1,463
 =====================================================================
 Net interest
  income on a
  tax-equiva-
  lent basis   $    8,069 $    7,316 $    7,470 $    9,397 $    9,043
 Per Share
  Ratios:
 Net income -
  basic **     $     0.04 $    (0.03)$    (0.62)$    (0.31)$     0.16
 Net income -
  diluted **         0.04      (0.03)     (0.60)     (0.32)      0.15
 Dividends
  declared for
  period               --         --         --         --      0.095
 Dividend
  payout ratio       0.00%      0.00%      0.00%      0.00%     59.33%
 Book value at
  end of
  period **    $     9.48 $     9.73 $     9.82     $ 9.97 $    10.26
 Common Share
  Data:
 Outstanding at
  period end ** 9,324,407  9,324,407  9,324,407  9,324,407  9,324,407
 Weighted
  average out-
  standing **   9,324,407  9,324,407  9,324,407  9,324,407  9,328,241
 Diluted
  weighted
  average out-
  standing **   9,324,407  9,324,407  9,324,407  9,325,783  9,376,186
 Selected
  Average
  Balances:
 Total assets  $1,310,819 $1,358,168 $1,311,529 $1,238,010 $1,210,454
 Earning assets 1,221,385  1,266,311  1,236,651  1,166,498  1,137,101
 Loans            930,131    947,030    974,151    973,017    943,391
 Deposits       1,069,685  1,122,115  1,083,862  1,010,201    984,114
 Stockholders'
  equity           90,552     91,631     93,086     96,160     98,757
 Selected
  Period End
  Balances:
 Total assets  $1,277,016 $1,347,068 $1,350,103 $1,257,869 $1,222,368
 Earning assets 1,186,897  1,256,085  1,259,495  1,186,292  1,144,718
 Loans            919,698    940,279    956,687    982,571    963,500
 Allowance for
  loan losses      19,719     20,403     19,374     20,240     14,303
 Goodwill           5,985      5,985      5,985      5,985      5,985
 Deposits       1,036,382  1,105,298  1,123,703  1,029,844    996,595
 Stockholders'
  equity           88,413     90,694     91,601     92,981     95,677
 Tier 1
  regulatory
  capital          92,159     91,751     91,962     97,715    100,492
 Performance
  Ratios:
 Return on
  average
  assets             0.10%     -0.09%     -1.76%     -0.92%      0.49%
 Return on
  average
  stockholders'
  equity             1.51%     -1.30%    -24.84%    -11.83%      5.96%
 Net interest
  margin             2.65%      2.34%      2.40%      3.20%      3.20%
 Efficiency
  ratio
  (excluding
   the follow-
   ing items):      79.48%     85.24%     73.47%     68.84%     67.58%
    Securities
     gains
     (losses)
     included
     in other
     income    $      756 $       17 $       23 $        2 $       17
    Other gains
     (losses)
     included
     in other
     income          (394)      (127)      (820)      (434)       (42)
 Selected Asset
  Quality
  Factors:
 Nonaccrual
  loans        $   70,232 $   62,653 $   54,903 $   43,471 $   40,464
 Loans 90 days
  or more past
  due and still
  accruing            190         19        206          4        331
 Other impaired
  loans
  (troubled-
  debt restruc-
  turings)             84        311        311      9,808      9,808
 Other real
  estate and
  repossessions    37,417     31,489     25,269     11,972      8,792
 Asset Quality
  Ratios:
 Net charge-
  offs to
  average loans
  (annualized
  YTD)               0.73%      0.31%      1.21%      0.31%      0.18%
 Nonperforming
  loans to
  total loans        7.67%      6.70%      5.79%      5.42%      5.25%
 Nonperforming
  assets to
  total assets       8.45%      7.01%      5.98%      5.19%      4.86%
 Allowance for
  loan losses
  to total
  loans              2.14%      2.17%      2.03%      2.06%      1.48%
 Allowance for
  loan losses
  to nonper-
  forming loans     27.97%     32.39%     34.96%     37.99%     28.26%
 Other Selected
  Ratios and
  Nonfinancial
  Data:
 Average loans
  to average
  earning
  assets            76.15%     74.79%     78.77%     83.41%     82.96%
 Average loans
  to average
  deposits          86.95%     84.40%     89.88%     96.32%     95.86%
 Average
  stockholders'
  equity to
  average
  assets             6.91%      6.75%      7.10%      7.77%      8.16%
 Full-time
  equivalent
  employees           269        287        299        314        320
 Bank branch
  offices              18         18         18         20         20
 Bank loan
  production
  offices               2          2          2          3          3
 Bank ATMs             26         26         26         26         26

 **Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES,
  INC.                              Period Ended
               -------------------------------------------------------
 SELECTED YEAR-
  TO-DATE
  FINANCIAL
  DATA          06/30/09   03/31/09   12/31/08   09/30/08   06/30/08
 ---------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)
 Summary of
  Operations:
 Interest
  income       $   32,241 $   16,151 $   70,984 $   54,170 $   36,491
 Interest
  expense          17,062      8,959     36,218     26,742     18,283
 ---------------------------------------------------------------------
   Net interest
    income         15,179      7,192     34,766     27,428     18,208
 ---------------------------------------------------------------------
 Provision for
  loan losses       3,750      1,750     18,050      9,550      2,250
 Other income       4,592      2,106      4,403      4,296      3,215
 Other expense     16,227      8,126     30,584     22,531     15,020
 ---------------------------------------------------------------------
   Income
    before
    income tax
    expense          (206)      (578)    (9,465)      (357)     4,153
 Income tax
  expense            (254)      (283)    (3,554)      (257)     1,392
 ---------------------------------------------------------------------
   Net income  $       48 $     (295)$   (5,911)$     (100)$    2,761
 =====================================================================
 Net interest
  income on a
  tax-equiva-
  lent basis   $   15,385 $    7,316 $   35,432 $   27,962 $   18,565
 Per Share
  Ratios:
 Net income -
  basic **     $     0.01 $    (0.03)$    (0.63)$    (0.01)$     0.30
 Net income -
  diluted **         0.01      (0.03)     (0.63)     (0.01)      0.29
 Dividends
  declared for
  the period           --         --      0.240      0.240      0.240
 Dividend
  payout ratio       0.00%      0.00%    -37.16%  -2213.13%     79.57%
 Common Share
  Data:
 Weighted
  average out-
  standing **   9,324,407  9,324,407  9,335,376  9,339,059  9,346,466
 Diluted
  weighted
  average out-
  standing **   9,324,407  9,324,407  9,352,375  9,372,897  9,400,712
 Selected
  Average
  Balances:
 Total assets  $1,334,363 $1,358,168 $1,238,875 $1,214,480 $1,202,585
 Earning assets 1,243,724  1,266,311  1,165,625  1,141,777  1,129,281
 Loans            938,534    947,030    955,253    948,908    936,720
 Deposits       1,095,755  1,122,115  1,011,596    987,331    975,770
 Stockholders'
  equity           91,089     91,631     96,877     98,151     99,157
 Performance
  Ratios:
 Return on
  average
  assets             0.01%     -0.09%     -0.48%     -0.01%      0.46%
 Return on
  average
  stockholders'
  equity             0.10%     -1.30%     -6.10%     -0.14%      5.60%
 Net interest
  margin             2.49%      2.34%      3.04%      3.27%      3.31%
 Efficiency
  ratio
  (excluding
  the
  following
  items):           82.26%     85.24%     70.01%     69.12%     69.26%
    Securities
     gains
     (losses)
     included
     in other
     income    $      773 $       17 $      225 $      202 $      200
    Other gains
     (losses)
     included
     in other
     income          (522)      (127)    (1,362)      (542)      (108)
 Other Selected
  Ratios:
 Average loans
  to average
  earning
  assets            75.46%     74.79%     81.95%     83.11%     82.95%
 Average loans
  to average
  deposits          85.65%     84.40%     94.43%     96.11%     96.00%
 Average
  stockholders'
  equity to
  average
  assets             6.83%      6.75%      7.82%      8.08%      8.25%

 **Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of June 30, 2009

                 South       North
                Georgia     Georgia    Florida
                 Market      Market    Market    Treasury     Total
               ------------------------------------------------------
                               (Dollars in Thousands)
 Loans
 Commercial and
  financial    $   30,994 $   45,485 $    2,024 $    6,096 $   84,599
 Agricultural
  (including
  loans secured
  by farmland)     35,931      3,360      6,483         --     45,774
 Real estate -
  construction     74,154    158,161     56,024      2,610    290,949
 Real estate -
  commercial       93,038    157,735     25,062      9,896    285,731
 Real estate -
  residential     126,164     43,651      9,334      3,925    183,074
 Installment
  loans to
  individuals
  and others       11,795      5,799        137     12,059     29,790
               ------------------------------------------------------
                  372,076    414,191     99,064     34,586    919,917

 Deferred loan
  fees and
  unearned
  interest, net       181       (160)      (164)       (76)      (219)
               ------------------------------------------------------
 Total loans      372,257    414,031     98,900     34,510    919,698
 Allowance for
  loan losses      (5,143)   (10,917)    (3,229)      (430)   (19,719)
               ------------------------------------------------------
 Net loans     $  367,114 $  403,114 $   95,671 $   34,080 $  899,979
               ======================================================
 Percentage of
  total              40.8%      44.8%      10.6%       3.8%     100.0%
               ======================================================

 Deposits
 Noninterest-
  bearing
  demand       $   71,983 $   18,579 $    3,517 $   14,894 $  108,973
 Interest-
  bearing
  demand and
  savings         194,395     25,803     24,496        765    245,459
 Time less than
  $100,000        180,185     46,699     93,479        471    320,834
 Time greater
  than or equal
  to $100,000     121,188     27,730     42,724        210    191,852
 Retail placed
  in CDARs
  program          30,678      3,694         --        818     35,190
 Brokered              --         --         --    134,074    134,074
               ------------------------------------------------------
 Total
  deposits     $  598,429 $  122,505 $  164,216 $  151,232 $1,036,382
               ======================================================
 Percentage of
  total              57.7%      11.8%      15.9%      14.6%     100.0%
               ======================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                    Period Ended
               ------------------------------------------------------
                06/30/09   03/31/09   12/31/08   09/30/08   06/30/08
               ------------------------------------------------------
                               (Dollars In Thousands)
 Commercial and
  financial    $   84,599 $   82,534 $   87,530 $   91,401 $   82,087
 Agricultural
  (including
  loans secured
  by farmland      45,774     44,671     48,647     49,227     46,891
 Real estate -
  construction    290,949    314,863    315,786    332,901    344,393
 Real estate -
  commercial      285,731    274,338    276,645    281,781    275,962
 Real estate -
  residential     183,074    191,388    196,306    195,439    181,169
 Installment
  loans to
  individuals
  and other
  loans            29,790     32,740     32,084     32,075     33,237
               ---------- ---------- ---------- ---------- ----------
                  919,917    940,534    956,998    982,824    963,739

 Deferred loan
  fees and
  unearned
 interest, net       (219)      (255)      (310)      (253)      (239)
               ---------- ---------- ---------- ---------- ----------
 Total loans      919,698    940,279    956,688    982,571    963,500
 Allowance for
  loan losses     (19,719)   (20,403)   (19,374)   (20,240)   (14,303)
               ---------- ---------- ---------- ---------- ----------
 Net loans     $  899,979 $  919,876 $  937,314 $  962,331 $  949,197
               ========== ========== ========== ========== ==========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                    Period Ended
               ------------------------------------------------------
                06/30/09   03/31/09   12/31/08   09/30/08   06/30/08
               ------------------------------------------------------
 Commercial and
  financial          9.20%      8.78%      9.15%      9.30%      8.52%
 Agricultural
  (including
  loans secured
  by farmland        4.98%      4.75%      5.08%      5.01%      4.87%
 Real estate -
  construction      31.63%     33.49%     33.01%     33.88%     35.74%
 Real estate -
  commercial        31.07%     29.18%     28.92%     28.68%     28.64%
 Real estate -
  residential       19.90%     20.35%     20.52%     19.89%     18.80%
 Installment
  loans to
  individuals
  and other
  loans              3.24%      3.48%      3.35%      3.27%      3.45%
               ---------- ---------- ---------- ---------- ----------
                   100.02%    100.03%    100.03%    100.03%    100.02%

 Deferred loan
  fees and
  unearned
  interest, net     -0.02%     -0.03%     -0.03%     -0.03%     -0.02%
               ---------- ---------- ---------- ---------- ----------
 Total loans       100.00%    100.00%    100.00%    100.00%    100.00%
 Allowance for
  loan losses       -2.14%     -2.17%     -2.03%     -2.06%     -1.48%
               ---------- ---------- ---------- ---------- ----------
 Net loans          97.86%     97.83%     97.97%     97.94%     98.52%
               ========== ========== ========== ========== ==========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                    Period Ended
               ------------------------------------------------------
                06/30/09   03/31/09   12/31/08   09/30/08   06/30/08
               ------------------------------------------------------
                               (Dollars In Thousands)
 Noninterest-
  bearing
  demand       $  108,973 $  111,472 $   91,114 $  101,417 $  102,909
 Interest-
  bearing
  demand and
  savings         245,459    250,325    252,122    262,723    336,359
 Time less than
  $100,000        320,834    330,854    328,329    323,377    292,981
 Time greater
  than or equal
  to $100,000     191,852    198,768    198,845    182,491    175,914
 Retail placed
  in CDARs
  program          35,190     53,712     46,690     18,343         --
 Brokered         134,074    160,167    206,603    141,493     88,432
               ---------- ---------- ---------- ---------- ----------
 Total
  deposits     $1,036,382 $1,105,298 $1,123,703 $1,029,844 $  996,595
               ========== ========== ========== ========== ==========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                    Period Ended
               ------------------------------------------------------
                06/30/09   03/31/09   12/31/08   09/30/08    06/30/08
               ------------------------------------------------------
 Noninterest-
  bearing
  demand            10.51%     10.09%      8.11%      9.85%     10.33%
 Interest-
  bearing
  demand and
  savings           23.68%     22.65%     22.44%     25.51%     33.75%
 Time less than
  $100,000          30.96%     29.93%     29.22%     31.40%     29.40%
 Time greater
  than or equal
  to $100,000       18.51%     17.98%     17.69%     17.72%     17.65%
 Retail placed
  in CDARs
  program            3.40%      4.86%      4.15%      1.78%        --
 Brokered           12.94%     14.49%     18.39%     13.74%      8.87%
               ---------- ---------- ---------- ---------- ----------
 Total deposits    100.00%    100.00%    100.00%    100.00%    100.00%
               ========== ========== ========== ========== ==========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months and six months ended June 30, 2009 and 2008. Federally tax-
 exempt income is presented on a taxable-equivalent basis assuming a
 34% Federal tax rate in 2009 and a 35% Federal tax rate in 2008. Loan average balances include loans on nonaccrual status.

 For the Three
  Months Ended
  June 30,                  2009                        2008
 ---------------------------------------------------------------------

                          Interest Average            Interest Average
                 Average   Income/  Yield/   Average   Income/  Yield/
                 Balance   Expense   Rate    Balance   Expense   Rate
 ---------------------------------------------------------------------
                                 (Dollars In Thousands)

 Interest-
  earning
  assets:
   Loans       $  930,131 $ 14,029   6.05% $  943,391 $ 15,140   6.45%
   Investment
    securities:
   Taxable        156,453    1,835   4.70%    143,982    1,902   5.31%
   Nontaxable      15,245      236   6.22%     33,882      516   6.13%
   Other short-
    term inves-
    tments        119,556       73   0.24%     15,845       83   2.10%
               -------------------         -------------------
     Total
      interest-
      earning
      assets   $1,221,385 $ 16,173   5.31% $1,137,100 $ 17,641   6.24%
               -------------------         -------------------

 Interest-
  bearing
  liabilities:
   Demand
    deposits   $  215,201 $    294   0.55% $  292,848 $  1,339   1.84%
   Savings
    deposits       36,467       23   0.25%     36,168       53   0.59%
   Time
    deposits      706,348    6,409   3.64%    556,630    6,070   4.39%
   FHLB
    advances      105,532    1,074   4.08%     97,511      928   3.83%
   Notes
    payable        30,310      270   3.58%     10,310      113   4.40%
   Other short-
    term borro-
    wings           8,889       34   1.53%     14,205       95   2.69%
               -------------------         -------------------
 Total
  interest-
  bearing
  liabilities  $1,102,747 $  8,104   2.95% $1,007,672 $  8,598   3.43%
               -------------------         -------------------

 Interest rate
  spread                             2.36%                       2.81%
                                   =======                     =======

 Net interest
  income                  $  8,069                    $ 9 ,043
                          ========                    ========

 Net interest
  margin                             2.65%                       3.20%
                                   =======                     =======

 For the Six
  Months Ended
  June 30,                  2009                        2008
 ---------------------------------------------------------------------
                          Interest Average            Interest Average
                 Average   Income/  Yield/   Average   Income/  Yield/
                 Balance   Expense   Rate    Balance   Expense   Rate
 ---------------------------------------------------------------------
                                 (Dollars In Thousands)

 Interest-
  earning
  assets:
   Loans        $ 938,534 $ 27,979   6.01% $ 936,720  $ 31,797   6.83%
    Investment
    securities:
   Taxable        153,156    3,726   4.91%   147,577     3,895   5.31%
    Nontaxable     19,279      590   6.18%    33,513     1,020   6.12%
   Other short-
    term inves-
    tments        132,754      153   0.23%    11,471       136   2.38%
               -------------------         -------------------
     Total
      interest-
      earning
      assets   $1,243,723 $ 32,448   5.26% $1,129,281 $ 36,848   6.56%
               -------------------         -------------------

 Interest-
  bearing
  liabilities:
   Demand
    deposits   $  214,837 $    585   0.55% $  299,377 $  3,265   2.19%
   Savings
    deposits       35,340       44   0.25%     35,755      129   0.72%
   Time
    deposits      737,995   13,758   3.76%    545,096   12,485   4.61%
   FHLB
    advances      107,110    2,152   4.05%     94,983    1,859   3.93%
   Notes
    payable        25,780      453   3.55%     10,310      281   5.48%
   Other short-
    term
    borrowings      8,910       71   1.61%     16,311      264   3.26%
               -------------------         -------------------
     Total
      interest-
      bearing
      liabili-
      ties     $1,129,972 $ 17,063   3.05% $1,001,832 $ 18,283   3.67%
               -------------------         -------------------

 Interest rate
  spread                             2.21%                       2.89%
                                   =======                     =======

 Net interest
  income                  $ 15,385                    $ 18,565
                          ========                    ========

 Net interest
  margin                             2.49%                       3.31%
                                   =======                     =======

CONTACT:  PAB Bankshares, Inc.
          Nicole S. Stokes, Senior Vice-President &
           Chief Financial Officer
          (229) 241-2775, ext. 1718
          nicoles@parkavebank.com